UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2005 (May 13, 2005)

LEVEL 8 SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 Highway 34, Building C, Farmingdale, New Jersey 07727
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (732) 919-3150
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Level 8 Systems, Inc. through its wholly owned subsidiary, Cicero Inc. announced its participation in a recapitalization reorganization merger filed on Form S-4 on May 13, 2005. The board of directors of Level 8 has approved a plan, pending the approval of the stockholders of Level 8 Systems, Inc. (“Level 8” or “Level 8 Systems”) to merge Level 8 with and into Cicero, Inc., it’s wholly owned subsidiary, with Cicero, Inc. being the surviving corporation. Pursuant to the merger agreement, Cicero, Inc. will assume all assets and liabilities of Level 8, including obligations under Level 8’s outstanding indebtedness and contracts. The Level 8 existing board of directors and officers will become the board of directors and officers of Cicero, Inc. for identical terms of office. The existing subsidiaries will become the subsidiaries of Cicero, Inc.

The merger agreement provides that each share of Level 8 Systems, Inc. common stock (the “Company common stock”) outstanding on the effective date of the merger will be exchanged for .05 shares of Cicero, Inc. common stock, and following the exchange Level 8 will merge with and into Cicero, Inc. The filing of the S-4 can be found under Cicero, Inc. on the Security Exchange website. A copy of the agreement and plan of merger is attached as Exhibit 99.1

Item 9.01(c) Exhibits
99.1 Agreement and Plan of Merger, dated December 30, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2005                            LEVEL 8 SYSTEMS, INC.

                                        By:/s/ John P. Broderick
                                                                                                 John P. Broderick
                              Chief Operating and Financial Officer,
                              Corporate Secretary